Exhibit 5.1
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611

212 446-4800	Facsimile: 212 446-4900
April 11, 2006
Valor Communications Group, Inc.
201 E. John Carpenter Freeway
Suite 200
Irving, Texas 75062
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-4 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) of Valor Communications Group, Inc., a Delaware corporation (the “Company”), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 28, 2006 under the Securities Act of 1933, as amended (the “Act”), with regards to the issuance by the Company of up to 404,651,478 shares (the “Shares”) of its common stock, par value $0.0001 per share, in connection with the proposed merger of Alltel Holding Corp. (“Alltell Holding”), currently a wholly-owned subsidiary of Alltel Corporation (“Alltell”), with the Company.
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Agreement and Plan of Merger, dated as of December 8, 2005, among Alltel, Alltel Holding, and the Company attached as Exhibit 2.1 to the Registration Statement (the “Merger Agreement”), (ii) the merger certificate prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the issuance of the Shares, (iii) the Amended and Restated Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement to be filed with the Secretary prior to the issuance of the Shares; (iv) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (v) resolutions of the Board of Directors of the Company with respect to this issuance; and (vi) the Registration Statement.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of

Chicago                                   London                                   Los Angeles                                   San Francisco                                   Washington, D.C.

April 11, 2006

such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, when (i) the Merger Certificate is filed with and accepted by the Secretary, (ii) the Charter is filed with and accepted by the Secretary and (iii) the Registration Statement becomes effective under the Act, the Shares will be duly authorized and validly issued, fully paid and non-assessable.
     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
     This opinion is furnished to you in connection with the filing of the Registration Statement.
Sincerely,
/s/ Kirkland & Ellis, LLP
KIRKLAND & ELLIS LLP